As filed with the Securities and Exchange Commission on March 6, 2023

Registration No. 333-_____

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

VUZIX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	04-3392453
(State of incorporation)	(IRS Employer Identification No.)

25 Hendrix Road, Suite A

West Henrietta, New York 14586

(585) 359-5900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Paul Travers

Chief Executive Officer

25 Hendrix Road, Suite A

West Henrietta, New York 14586

(585) 359-5900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gregory Sichenzia, Esq.

Jeff Cahlon, Esq.

Sichenzia Ross Ference LLP

1185 Avenue of the Americas, 31st Floor

New York, New York 10036

(212) 930-9700

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Exchange Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED MARCH 6, 2023

Vuzix Corporation

2,843,754 Shares of Common Stock

Pursuant to this prospectus, the selling stockholders identified herein are offering on a resale basis an aggregate of 2,843,754 shares of common stock of Vuzix Corporation.

We will not receive any of the proceeds from the sale by the selling stockholders of the common stock.

The selling stockholders may sell or otherwise dispose of the common stock covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the selling stockholders may sell or otherwise dispose of the common stock covered by this prospectus in the section entitled “Plan of Distribution” on page 9. Discounts, concessions, commissions and similar selling expenses attributable to the sale of common stock covered by this prospectus will be borne by the selling stockholders. We will pay all expenses (other than discounts, concessions, commissions and similar selling expenses) relating to the registration of the common stock with the Securities and Exchange Commission, or the SEC.

You should carefully read this prospectus together with the documents we incorporate by reference, before you invest in our common stock.

Our common stock is listed on The Nasdaq Capital Market under the symbol “VUZI.” On March 3, 2023, the last reported sale price for our common stock was $4.11 per share.

Investing in our common stock involves substantial risk. Please read “Risk Factors” beginning on page 8 of this prospectus and in the documents we incorporate by reference.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is _________, 2023.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the SEC pursuant to which the selling stockholders named herein may, from time to time, offer and sell or otherwise dispose of the shares of our common stock covered by this prospectus. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or shares of common stock are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus, including the documents incorporated by reference therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under “Where You Can Find More Information” and “Information Incorporated by Reference” in this prospectus.

We have not authorized anyone to give any information or to make any representation to you other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any of our shares of common stock other than the shares of our common stock covered hereby, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about, and to observe, any restrictions as to the offering and the distribution of this prospectus applicable to those jurisdictions.

Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus to “Vuzix,” the “Company,” “we,” “us” and “our” refer to Vuzix Corporation.

SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus and in the documents we incorporate by reference into this prospectus. The summary is not complete and does not contain all of the information that you should consider before investing in our common stock. After you read this summary, you should read and consider carefully the entire prospectus and the more detailed information and financial statements and related notes that are incorporated by reference into this prospectus. If you invest in our shares, you are assuming a high degree of risk.

About Us—Business Overview

We are engaged in the design, manufacture, marketing and sale of wearable computing devices and augmented reality wearable display devices, also referred to as head mounted displays (or HMDs), heads-up displays (HUDs) or near-eye displays, in the form of Smart Glasses and Augmented Reality (AR) glasses. Our wearable display devices are worn like eyeglasses or attach to a head-worn mount. These devices typically include cameras, sensors, and a computer that enable the user to view, record and interact with video and digital content, such as computer data, the internet, social media or entertainment applications. Our wearable display products integrate display technology with our advanced optics to produce compact high-resolution display engines, less than half an inch diagonally, which when viewed through our Smart Glasses products create virtual images that appear comparable in size to that of a computer monitor or a large-screen television. In 2022, we commenced a development project with Atomistic SAS relating to advanced micro light emitting diode (LED) displays with the goal to make a full-color micro LED display for Vuzix’s use in future products and in our sales to OEMs.

With respect to our Smart Glasses and AR products, we are focused on the enterprise, industrial, commercial, security, first responder, medical, and defense markets. We also provide custom solutions and engineering services to third parties, including OEMs, of waveguides to enable fully integrated wearable display systems, including HMDs to commercial, industrial and defense customers. We do not offer “work-for-hire” services per se but rather offer our engineering services for projects that we expect could lead to advancing our technology and potentially evolve into long-term supply or OEM relationships.

All of the mobile displays and wearable and mobile electronics markets in which we compete, including mobile and wearable displays and electronics, have been and continue to be subject to consistent and rapid technological change, with ever greater capabilities and performance, including mobile devices with larger screen sizes and improved display resolutions as well as, in many cases, declining prices on mobile devices. As a result, we must continue to improve our products’ performance and lower our costs. We believe our intellectual property portfolio gives us a leadership position in the design and manufacturing of micro-display projection engines, waveguides, mechanical packaging, ergonomics, optical systems and ultimately micro LEDs.

About this Offering

On May 12, 2022, the Company entered into a License Agreement, Stock Purchase Agreement and a Shareholders’ Agreement (collectively, the “Original Atomistic Agreements”) with Atomistic SAS (“Atomistic”), and its two principals (the “Founders”), and on December 16, 2022, the Company entered into new License, Stock Purchase and Shareholders’ Agreements (collectively, the “New Atomistic Agreements”). These New Atomistic Agreements terminated and superseded the Original Atomistic Agreements in their entirety. Pursuant to these New Atomistic Agreements: (i) Atomistic granted to the Company an exclusive worldwide royalty-free right and license to certain technologies, (ii) the Company is required to make installment payments to Atomistic in the aggregate amount of $30,000,000, under a schedule set forth in the License Agreement, of which, $20,500,000 has already been paid, and (iii) under the Stock Purchase Agreement, the Company agreed to purchase up to an aggregate of 25,250 shares of Series B Preferred Stock of Atomistic (the “Series B Preferred Stock”) at such times following and subject to presentation of the Epitaxy Plan, the Foundation Materials and achievement of each Milestone (as defined in the Stock Purchase Agreement). The aggregate consideration the Company agreed to pay for the purchase of the Series B Preferred Stock will be $2,500,000 and between 1,750,000 and 2,843,754 shares of the Company’s common stock (valued based on the Company’s share price at the time of such issuances, subject to a floor of $8.00 and a ceiling of $13.00). The first purchase by the Company under the Stock Purchase Agreement requiring issuance of common stock, for an aggregate of 2,500 shares of Series B Preferred Stock, is expected to occur in April 2023 and the remaining shares of Series B Preferred Stock will be purchased, and corresponding issuances of common stock will be made at such times when the Foundation Materials have been presented or when each Milestone is achieved. The shares of Series B Preferred Stock will automatically convert to shares of Series A Preferred Stock of Atomistic upon being purchased by the Company. Once the Company owns at least 25,250 shares of Series A Preferred Stock of Atomistic, such shares will automatically convert into Ordinary Shares of Atomistic at a rate of 1 share of Series A Preferred Stock into 1,000 Ordinary Shares. After this automatic conversion, the Company will own 25,250,000 Ordinary Shares of Atomistic or approximately 99.9% of its total controlling shares. The Company has the option, at its sole discretion, to accelerate any Milestone to acquire all of any remaining Series B Preferred Stock at any time.

The table below sets forth the number of shares issuable by the Company to the Founders under the Stock Purchase Agreement:

	Vuzix Shares to be issued based on ceiling price of $13	Vuzix Shares issuable based on floor price of $8
Foundation Materials	460,000	747,500
Milestone 1	215,000	349,375
Milestone 2	215,000	349,375
Milestone 3	107,500	174,688
Milestone 4	107,500	174,688
Milestone 5	107,500	174,688
Milestone 6	107,500	174,688
Milestone 7	107,500	174,688
Milestone 8	107,500	174,688
Milestone 9	107,500	174,688
Milestone 10	107,500	174,688
Total Shares Issuable by the Company	1,750,000	2,843,754

This prospectus includes the resale of 2,843,754 shares of common stock of the Company issuable under the Stock Purchase Agreement.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Forward-looking statements give current expectations or forecasts of future events or our future financial or operating performance. We may, in some cases, use words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of those terms, and similar expressions that convey uncertainty of future events or outcomes to identify these forward-looking statements.

These forward-looking statements reflect our management’s beliefs and views with respect to future events, are based on estimates and assumptions as of the date of this prospectus and are subject to risks and uncertainties, many of which are beyond our control, that could cause our actual results to differ materially from those in these forward-looking statements. We discuss many of these risks in greater detail in this prospectus under “Risk Factors” and in our Annual Report on Form 10-K filed with the SEC on March 1, 2023, as well as those described in the other documents we file with the SEC. Moreover, new risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by applicable laws or regulations.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties discussed below, as well as those under the heading “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2022 as filed with the SEC, and as incorporated by reference in this prospectus, as the same may be amended, supplemented or superseded by the risks and uncertainties described under similar headings in the other documents that are filed by us after the date hereof and incorporated by reference into this prospectus.

Risks Relating to This Offering

The sale of a substantial amount of our common stock, including resale of the shares of common stock by the selling stockholders in the public market, could adversely affect the prevailing market price of our common stock.

We are registering for resale 2,843,754 shares of common stock by the selling stockholders. Sales of substantial amounts of our common stock in the public market, or the perception that such sales might occur, could adversely affect the market price of our common stock. We cannot predict if and when the selling stockholders may sell such shares in the public market.

USE OF PROCEEDS

We will not receive any of the proceeds from any sale or other disposition of the shares of common stock covered by this prospectus. All proceeds from the sale of the shares will be paid directly to the selling stockholders.

SELLING STOCKHOLDERS

The shares of common stock being offered by the selling stockholders include 2,843,754 shares issuable to the selling stockholders under the Purchase Agreement. We are registering the shares of common stock in order to permit the selling stockholders to offer the shares for resale from time to time. The selling stockholders are the “Founders” under the Purchase Agreement (see “About This Offering”) and except as set forth thereunder, none of the selling stockholders have had any material relationship with us within the past three years. None of the selling stockholders is a broker-dealer or an affiliate of a broker-dealer.

The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of common stock by the selling stockholders. The second column lists the number of shares of common stock beneficially owned by the selling stockholders.

The third column lists the shares of common stock being offered by this prospectus by the selling stockholders.

Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering (1)	Number of Shares of Common Stock Offered	Number of Shares of Common Stock Owned After Offering (2)	Percentage of Common Stock Owned After Offering (3)
Jonathan Sachs	0	2,275,000	0	-
Jerry Woodall	0	568,754	0	-

(1)	Under applicable SEC rules, a person is deemed to beneficially own securities which the person has the right to acquire within 60 days through the exercise of any option or warrant or through the conversion of a convertible security. Also under applicable SEC rules, a person is deemed to be the “beneficial owner” of a security with regard to which the person directly or indirectly, has or shares (a) voting power, which includes the power to vote or direct the voting of the security, or (b) investment power, which includes the power to dispose, or direct the disposition, of the security, in each case, irrespective of the person’s economic interest in the security.

(2)	Represents the number of shares that will be held by the selling stockholder after completion of this offering based on the assumptions that (a) all common stock registered for resale by the registration statement of which this prospectus is part will be sold and (b) no other shares of common stock are acquired or sold by the selling stockholder prior to completion of this offering. However, the selling stockholders may sell all, some or none of such shares offered pursuant to this prospectus and may sell other shares of common stock that they may own pursuant to another registration statement under the Securities Act or sell some or all of their shares pursuant to an exemption from the registration provisions of the Securities Act, including under Rule 144.

(3)	Based on 63,207,674 shares of common stock outstanding as of March 6, 2023, and assumes that all of the shares offered by the selling stockholders hereunder will have been sold.

PLAN OF DISTRIBUTION

The selling stockholders of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of its securities covered hereby on the Nasdaq Capital Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	Privately-negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the selling stockholder to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The selling stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents who are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling stockholders have informed the Company that they do not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the selling stockholder or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of the shares of common stock offered in this prospectus has been passed upon for us by Sichenzia Ross Ference LLP, New York, New York.

EXPERTS

The consolidated financial statements of Vuzix Corporation at December 31, 2022 and 2021 appearing in our Annual Report on Form 10-K for the year ended December 31, 2022, have been audited by Freed Maxick CPAs, P.C., independent registered public accountants, as set forth in its report thereon included therein, and which are incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act that registers the resale of the shares of our common stock covered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits thereto. For further information with respect to us and our common stock, you should refer to the registration statement and the exhibits filed as a part of the registration statement. Statements contained in or incorporated by reference into this prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement or one of our filings with the SEC that is incorporated by reference into the registration statement, we refer you to the copy of the contract or document that has been filed. Each statement contained in or incorporated by reference into this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.

We are subject to the informational reporting requirements of the Exchange Act. We file reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC’s website at http://www.sec.gov.

We make available, free of charge, on our website at www.vuzix.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports and statements as soon as reasonably practicable after they are filed with the SEC. The contents of our website are not part of this prospectus, and the reference to our website does not constitute incorporation by reference into this prospectus of the information contained on or through that site, other than documents we file with the SEC that are specifically incorporated by reference into this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in or omitted from this prospectus or any accompanying prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference the documents listed below and any future documents that we file with the SEC (excluding any portion of such documents that are furnished and not filed with the SEC) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus forms a part prior to the effectiveness of the registration statement and (ii) after the date of this prospectus until the offering of the securities is terminated:

•	our Annual Report on Form 10-K for our fiscal year ended December 31, 2022, filed with the SEC on March 1, 2023; and

•	the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on January 26, 2015.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address: Eric Black, Vuzix Corporation, 25 Hendrix Road, West Henrietta, New York 14586, telephone number 585-359-5900.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table provides information regarding the various expenses (other than placement agent fees) payable by us in connection with the issuance and distribution of the securities being registered hereby. All amounts shown are estimates except the SEC registration fee.

Securities and Exchange Commission Registration Fee	$1,208
Legal Fees and Expenses	30,000
Accounting Fees and Expenses	6,000
Miscellaneous	5,000
Total	$42,208

Item 15. Indemnification of Officers and Directors.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys' fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys' fees incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's certificate of incorporation, by-laws, agreement, a vote of stockholders or disinterested directors or otherwise.

Our Amended and Restated Certificate of Incorporation and By-Laws provide that we will indemnify and hold harmless, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, each person that such section grants us the power to indemnify.

The Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

•	any breach of the director's duty of loyalty to the corporation or its stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	payments of unlawful dividends or unlawful stock repurchases or redemptions; or

•	any transaction from which the director derived an improper personal benefit.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed hereby in the Securities Act and we will be governed by the final adjudication of such issue.

Item 16. Exhibits.

3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Form S-1/A filed October 16, 2009)

3.2	Amended and Restated By-Laws (incorporated by reference to Form 8-K filed April 30, 2021)

3.3	Amendment to Amended and Restated Certificate of Incorporation (incorporated by reference to Form 8-K filed February 7, 2013)

3.4	Amendment to Amended and Restated Certificate of Incorporation (incorporated by reference to Form 8-K filed June 30, 2014)

5.1*	Opinion of Sichenzia Ross Ference LLP

23.1*	Consent of Freed Maxick CPAs, P.C.

23.2*	Consent of Sichenzia Ross Ference LLP (included in Exhibit 5.1)

107*	Calculation of Filing Fee Tables

*	Filed herewith.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(5) The undersigned hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Henrietta, State of New York, on March 6, 2023.

VUZIX CORPORATION

By:	/s/ Paul Travers
Paul Travers
(Principal Executive Officer)

Each person whose signature appears below constitutes and appoints Paul Travers, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution for him and in his name, place and stead, and in any and all capacities, to sign for him and in his name in the capacities indicated below any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Paul Travers	Chief Executive Officer and Director	March 6, 2023
Paul Travers	(Principal Executive Officer)

/s/ Grant Russell	Chief Financial Officer and Director	March 6, 2023
Grant Russell	(Principal Financial and Accounting Officer)

/s/ Edward Kay	Director	March 6, 2023
Edward Kay

/s/ Timothy Harned	Director	March 6, 2023
Timothy Harned

/s/ Emily Nagle Green	Director	March 6, 2023
Emily Nagle Green

Director
Azita Arvani

/s/ Raj Rajgopal	Director	March 6, 2023
Raj Rajgopal